UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 20, 2019 (August 16, 2019)

GLASSBRIDGE ENTERPRISES, INC.

(Exact name of registrant as specified in charter)

Delaware	001-14310	41-1838504
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

510 Madison Avenue, 9th Floor, New York, NY 10022

(Address of Principal Executive Offices) (Zip Code)

(651) 704-4000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
None	None	None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mart if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.07 Submission of Matters to a Vote of Security Holders.

On August 16, 2019, GlassBridge Enterprises, Inc. (the “Company”) held its 2019 annual meeting of stockholders (the “Annual Meeting”). Set forth below is a summary of the final voting results for the proposals that our stockholders considered and voted on at the Annual Meeting. As of June 25, 2019, the record date for the Annual Meeting, there were 5,687,789 shares of common stock outstanding and entitled to vote at the Annual Meeting. At the Annual Meeting, there were 4,488,235 shares of common stock present in person or by proxy, which represented 87.70% of the shares entitled to vote, and which constituted a quorum for the transaction of business.

1.	Election of Directors

Our stockholders approved the election of Robert Searing as a Class II director, with a term expiring at our 2020 Annual Meeting of Stockholders. The approval of this proposal required the affirmative vote of a majority of the votes cast with respect to such director. We set forth the results of the stockholder vote on this proposal, which results satisfy the foregoing voting standard.

Votes For	Votes Withheld	Broker Non-Votes
2,883,060	106,067	1,499,108

Our stockholders approved the election of Alex Spiro as a Class II director, with a term expiring at our 2020 Annual Meeting of Stockholders. The approval of this proposal required the affirmative vote of a majority of the votes cast with respect to such director. We set forth the results of the stockholder vote on this proposal, which results satisfy the foregoing voting standard.

Votes For	Votes Withheld	Broker Non-Votes
2,883,142	105,985	1,449,108

2.	Auditor Ratification

Our stockholders approved a proposal to ratify the appointment of Turner Stone & Company L.L.P. as our independent registered public accountant firm for fiscal year 2019. The approval of this proposal required the affirmative vote of the holders of a majority of the shares of common stock present in person or by proxy and entitled to vote at the Annual Meeting. We set forth below the results of the stockholder vote on this proposal, which results satisfy the foregoing voting standard.

Votes For	Votes Against	Abstentions
4,468,272	13,062	6,901

3.	The Reverse Split Proposal

Our stockholders approved the proposal to amend the Company’s Restated Certificate of Incorporation to effect, at the discretion of the Board of Directors, a reverse stock split of the Company’s common stock using a ratio to be established by the Board in its sole discretion, within a range of 1:10 to 1:200 and a reduction in the number of authorized shares of the Company’s common stock in a corresponding proportion (the “Reverse Split Proposal”). The approval of this proposal required the affirmative vote of the holders of a majority of the shares of common stock entitled to vote thereon. We set forth below the results of the stockholder vote on this proposal, which results satisfy the foregoing voting standard.

Votes For	Votes Withheld	Abstentions
4,119,736	363,500	4,999

4.	The Written Consent Proposal

Our stockholders approved the proposal to amend the Company’s Restated Certificate of Incorporation to permit the stockholders of the Company to act by written consent rather than requiring the Company to convene a meeting of stockholders for matters requiring stockholder approval (the “Written Consent Proposal”). The approval of this proposal required the affirmative vote of the holders of a majority of the shares of common stock entitled to vote thereon. We set forth below the results of the stockholder vote on this proposal, which results satisfy the foregoing voting standard.

Votes For	Votes Against	Abstentions	Broker Non-Votes
2,952,853	14,577	21,697	1,499,108

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 20, 2019

GLASSBRIDGE ENTERPRISES, INC.

By:	/s/ Daniel Strauss
Daniel Strauss
Chief Executive Officer